SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 19, 1995
                                                 ----------------


                     FORD MOTOR CREDIT COMPANY
      (Exact name of registrant as specified in its charter)

          Delaware                  1-6368              38-1612444
- -----------------------     -----------------------  -------------------
(State or other juris-      (Commission File Number   (IRS Employer
 diction of incorporation          Number)           Identification No.)

The American Road, Dearborn, Michigan                        48121
- ----------------------------------------                   ----------
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code 313-322-3000

<PAGE 2>
ITEM 5. Other Events.

FORD MOTOR CREDIT COMPANY FINANCIAL STATEMENTS FOR THE PERIOD ENDED
JUNE 30, 1995.

     The interim financial data presented herein are unaudited, but in the opinion of management reflect all adjustments necessary for a fair presentation of such information. Results for interim periods should not be considered indicative of results for a full year. Reference should be made to the financial statements contained in the registrant's Annual Report on Form 10-K for the year ended December 31, 1994 (the "10-K Report"). Information relating to earnings a share is not presented because the registrant, Ford Motor Credit Company ("Ford Credit"), is a wholly owned subsidiary of Ford Motor Company ("Ford").

                 FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                   Condensed Consolidated Statement of Income
                and of Earnings Retained for Use in the Business

                  For the Periods Ended June 30, 1995 and 1994
                                 (in millions)

                                               Second Quarter            First Half
                                              1995        1994        1995         1994
                                           ---------   ----------  ----------  ----------
                                                 (Unaudited)             (Unaudited)
Financing Revenue
 Operating leases                          $  1,717.2  $  1,261.3  $  3,379.1  $  2,371.5
 Retail                                         892.8       794.5     1,721.9     1,589.6
 Wholesale                                      401.0       248.9       742.8       435.3
 Diversified                                     36.9        27.4        69.9        52.7
 Other                                           84.7        66.6       165.2       124.0
                                           ----------  ----------  ----------  ----------
    Total financing revenue                   3,132.6     2,398.7     6,078.9     4,573.1

Investment and other income                     121.6       194.7       234.2       277.5
                                           ----------  ----------  ----------  ----------
    Total revenue                             3,254.2     2,593.4     6,313.1     4,850.6

Expenses
 Depreciation on operating leases             1,255.9       934.9     2,440.4     1,744.4
 Interest expense                             1,245.1       845.4     2,401.7     1,605.6
 Operating expenses                             200.1       230.4       470.3       443.4
 Provision for credit losses                     79.2        61.2       156.5       132.3
                                           ----------  ----------  ----------  ----------
    Total expenses                            2,780.3     2,071.9     5,468.9     3,925.7
                                           ----------  ----------  ----------  ----------
Equity in net income of affiliated
  companies                                      48.4        51.2       107.0       104.8

Income before income taxes                      522.3       572.7       951.2     1,029.7

Provision for income taxes                      177.4       201.2       315.3       357.1
                                           ----------  ----------  ----------  ----------
Income before minority interest                 344.9       371.5       635.9       672.6

Minority interest in net income of
  subsidiaries                                    3.7         2.9         6.8         5.2
                                           ----------  ----------  ----------  ----------
Net income                                      341.2       368.6       629.1       667.4

Earnings retained for use in
  the business
 Beginning of period                          6,137.1     5,198.7     5,849.2     4,899.9
 Dividends                                          0           0           0           0
                                           ----------  ----------  ----------  ----------
 End of period                             $  6,478.3  $  5,567.3  $  6,478.3  $  5,567.3
                                           ==========  ==========  ==========  ==========

Certain amounts for Second Quarter and First Half 1994 have been reclassified to conform with presentations adopted in subsequent periods.

The accompanying notes are part of the financial statements.
/TABLE

<PAGE 3>
                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                      Condensed Consolidated Balance Sheet
                                  (in millions)

                                                June 30,    December 31,    June 30,
                                                  1995          1994          1994
                                              -----------   -----------   -----------
ASSETS                                        (Unaudited)                 (Unaudited)
 Cash and cash equivalents                    $     630.8   $     292.0   $   1,094.6
 Investments in securities                        1,737.1       1,596.3       1,258.9
 Finance receivables, net (Note 1)               61,193.2      56,946.5      55,260.8
 Accounts and notes receivable from
  affiliated companies                              399.5         250.3         381.4
 Equity in net assets of affiliated companies     1,553.1       1,346.5       1,253.7
 Net investment, operating leases                22,637.5      19,993.9      16,567.9
 Other assets                                     2,510.4       2,799.0       2,160.4
                                              -----------   -----------   -----------
      Total assets                            $  90,661.6   $  83,224.5   $  77,977.7
                                              ===========   ===========   ===========


LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
 Accounts payable
    Trade, customer deposits, and
     dealer reserves                          $   1,466.1   $   1,326.5   $   1,160.8
    Affiliated companies                            527.1         496.0         764.1
                                              -----------   -----------   -----------
      Total accounts payable                      1,993.2       1,822.5       1,924.9

 Debt (Note 2)                                   76,215.0      70,440.4      65,656.7
 Deferred income taxes                            2,799.3       2,405.9       2,210.6
 Other liabilities and deferred income            1,685.5       1,495.6       1,421.1
                                              -----------   -----------   -----------

      Total liabilities                          82,693.0      76,164.4      71,213.3

Minority interest in net assets of
  subsidiaries                                      575.1         397.5         400.4

Stockholder's Equity
 Capital stock, par value $100 a share,
  250,000 shares authorized, issued and
  outstanding                                        25.0          25.0          25.0
 Paid-in surplus (contributions by stockholder)     917.3         917.3         917.3
 Unrealized (loss)/gain on marketable securities,
  net of taxes                                       29.7         (70.0)        (34.9)
 Foreign-currency translation adjustments           (56.8)        (58.3)       (110.7)
 Earnings retained for use in the business        6,478.3       5,848.6       5,567.3
                                              -----------   -----------   -----------

      Total stockholder's equity                  7,393.5       6,662.6       6,364.0
                                              -----------   -----------   -----------
      Total liabilities and stockholder's
        equity                                $  90,661.6   $  83,224.5   $  77,977.7
                                              ===========   ===========   ===========

Certain amounts for June 1994 have been reclassified to conform with presentations adopted in subsequent periods.


The accompanying notes are part of the financial statements.
/TABLE

<PAGE 4>
                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                      Consolidated Statement of Cash Flows

                  For the Periods Ended June 30, 1995 and 1994
                                  (in millions)

                                                                  First Half
                                                             1995           1994
                                                           ----------    ----------
                                                                  (Unaudited)
Cash flows from operating activities
 Net income                                                $    629.1    $    667.4
 Adjustments to reconcile net income to net
   cash provided by operating activities
  Provision for credit losses                                   156.5         132.3
  Depreciation and amortization                               2,564.5       1,772.7
  Gain on sales of finance receivables                              0         (19.3)
  Gain on sale of investment                                        0         (58 3)
  Equity in net income of affiliates                           (107.0)       (104.8)
  Deferred income taxes                                         393.7          81.6
  Changes in the following items
   Other assets                                                  78.5         196.6
   Other liabilities                                            397.6         697.0
 Other                                                          110.1          25.1
                                                           ----------    ----------
   Net cash provided by operating activities                  4,223.0       3,390.3
                                                           ----------    ----------
Cash flows from investing activities
 Purchase of finance receivables                            (15,493.3)    (13,866.3)
 Collection of finance receivables                           13,022.8      11,263.8
 Net change in wholesale receivables                         (1,849.9)     (3,008.6)
 Proceeds from sales of finance receivables                         0       1,013.3
 Purchase of operating lease vehicles                        (8,683.7)     (6,987.8)
 Proceeds from sale of operating leases                         634.5             0
 Liquidation of operating leases vehicles                     2,974.1       1,245.5
 Other                                                         (136.4)        151.6
                                                           ----------    ----------
   Net cash used in investing activities                     (9,531.9)    (10,188.5)
                                                           ----------    ----------
Cash flows from financing activities
 Proceeds from issuance of long-term debt                     6,056.0       6,573.9
 Principal payments on long-term debt                        (2,808.3)     (4,345.2)
 Change in short-term debt, net                               2,300.7       4,579.3
 Other                                                           98.2          93.1
                                                           ----------    ----------
   Net cash provided by financing activities                  5,646.6       6,901.1
                                                           ----------    ----------
Effect of exchange rate changes on cash and cash
 equivalents                                                      1.1          (0.6)
                                                           ----------    ----------
   Net change in cash and cash equivalents                      338.8         102.3

Cash and cash equivalents, beginning of period                  292.0         992.3
                                                           ----------    ----------
Cash and cash equivalents, end of period                   $    630.8    $  1,094.6
                                                           ==========    ==========
Supplementary cash flow information
 Interest paid                                             $  2,250.3    $  1,560.8
 Taxes paid                                                      73.9         223.0

Certain amounts for First Half 1994 have been reclassified to conform with presentations adopted in subsequent periods.

The accompanying notes are part of the financial statements.
/TABLE

<PAGE 5>
                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                          Notes To Financial Statements


Note 1. Finance Receivables (in millions)

                                                  June 30,   December 31,   June 30,
                                                    1995         1994         1994
                                                -----------  -----------  -----------
                                                (Unaudited)               (Unaudited)
Retail                                          $  43,116.5  $  40,566.6  $  39,799.7
Wholesale                                          17,123.1     15,252.9     14,684.9
Diversified                                         2,807.0      2,738.2      2,595.5
Other                                               4,574.5      4,263.8      4,036.6
                                                -----------  -----------  -----------

   Total finance receivables                       67,621.1     62,821.5     61,116.7

Add loan origination costs                            177.2        155.6        141.3

Less
 Unearned income                                   (5,964.2)    (5,371.0)    (5,259.8)
 Allowance for credit losses                         (640.9)      (659.6)      (737.4)
                                                -----------  -----------  -----------

   Finance receivables, net                     $  61,193.2  $  56,946.5  $  55,260.8
                                                ===========  ===========  ===========
/TABLE

<PAGE 6>
                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                    Notes To Financial Statements (continued)


Note 2. Debt (in millions)

                                                      June 30,    December 31, June 30,
                                                        1995         1994        1994
                                                     -----------  ----------- -----------
                                                     (Unaudited)              (Unaudited)
PAYABLE WITHIN ONE YEAR:
 Commercial paper                                    $  35,379.8  $  33,228.9 $  29,021.5
 Other short-term debt*                                  1,299.5      1,136.0     1,032.0
                                                     -----------  ----------- -----------
   Total short-term debt                                36,679.3     34,364.9    30,053.5

 Senior and subordinated
  notes and debentures
  payable within one year                                5,435.6      4,712.7     6,292.1
                                                     -----------  ----------- -----------
   Total payable within
     one year                                           42,114.9     39,077.6    36,345.6
                                                     -----------  ----------- -----------
                               June 30, 1995
                       ----------------------------
                       Weighted Average
                       Interest Rates*** Maturities
                       ----------------- ----------
PAYABLE AFTER ONE YEAR:
 Unsecured senior notes
  Notes **                    7.14%      1996-2048      34,096.0     31,411.2    29,364.7
  Unamortized premium/
    (discount)                                               4.1        (48.4)      (53.6)
                                                     -----------  ----------- -----------
   Total unsecured
     senior notes                                       34,100.1     31,362.8    29,311.1
                                                     -----------  ----------- -----------
   Total payable
     after one year                                     34,100.1     31,362.8    29,311.1
                                                     -----------  ----------- -----------
   Total debt                                        $  76,215.0  $  70,440.4 $  65,656.7
                                                     ===========  =========== ===========


  *               Includes $2.3 million with affiliated companies at June 30, 1994.
 **               Includes $1,059 million with affiliated companies at June 30, 1995.
***               Rates were variable on about 27.3% of the debt payable after one year including the effects of interest rate swap agreements.



DISCUSSION OF RESULTS FOR THE PERIOD

     FORD CREDIT SECOND QUARTER 1995 RESULTS OF OPERATIONS

     Ford Credit's consolidated net income for the second quarter of 1995 was $341 million, down $27 million or 7% compared with $368 million in the second quarter of 1994. Income from financing operations was $293 million, down $24 million or 8% from the same period a year ago. Equity in net income of affiliated companies, primarily Ford Holdings, Inc., was $48 million compared with $51 million in the same period a year ago.

     Compared with results from a year ago, the decrease in financing profits in the second quarter of 1995 primarily reflected lower net interest margins, non-recurrence of 1994's one-time gain from the sale of Ford Credit's minority interest in Manheim Auto Auctions Inc., higher credit losses, and

<PAGE 7>
lower gains from sale of receivables. Higher financing volumes were a partial offset. The lower net interest margins reflected an increase in U.S. portfolio borrowing rates from 5.1% to 6.7% offset partially by higher portfolio yields on finance receivables and operating leases. Interest margins were adversely affected because interest rates earned on finance receivables, including operating leases net of depreciation, were limited by competitive pressure in automotive financing. Credit loss performance remains strong but losses have increased in the second quarter of 1995 compared with a year earlier. The increase reflected higher losses per
repossessed unit and an increase in repossession rates.   The higher level of
earning assets reflected increases in operating leases, wholesale financing, and retail installment sale receivables.

     Total gross finance receivables and net investment in operating leases at June 30, 1995 were $90.3 billion, up $12.7 billion or 16% from a year earlier. The increase primarily reflected higher levels of operating leases, wholesale receivables, and retail installment sale receivables. Depreciation expense on operating leases in the second quarter of 1995 was $1,256 million, up $321 million or 34% compared with the second quarter of 1994. The increase reflected the higher levels of operating leases and was more than offset by higher revenue earned from the increased volume of lease contracts.

     During the second quarter of 1995, Ford Credit financed 36.1% of all new cars and trucks sold by Ford Motor Company dealers in the United States, compared with 35.8% in the second quarter of 1994. The increase primarily reflected higher levels of operating lease and daily rental car financing. Ford Credit provided retail financing for 663,000 new and used vehicles in the United States, up 6% from a year ago. Ford Credit also provided wholesale financing for 80.6% of Ford Motor Company factory sales to U.S. car and truck dealers during the quarter, compared with 81.5% in the same period a year ago.

     FORD CREDIT FIRST HALF 1995 RESULTS OF OPERATIONS.

     For the first half of 1995, Ford Credit's consolidated net income was $629 million, down $38 million or 6% from $667 million in the first half of 1994. Income from financing operations was $522 million, down $40 million or 7% from the same period a year ago. Equity in net income of affiliated companies was $107 million compared with $105 million in 1994. The factors affecting financing profits during the first half of 1995 were the same as those affecting second quarter results discussed above. Depreciation expense in the first half of 1995 was $2,440 million, up $696 million or 40% compared with the first half of 1994. The increase reflected the higher levels of operating leases and was more than offset by higher revenue earned from the increased volume of lease contracts.

     During the first half of 1995, Ford Credit provided retail financing for 36.3% of all new cars and trucks sold by Ford Motor Company dealers in the United States, compared with 37.1% in the same period a year ago. The decrease primarily resulted from lower levels of retail installment sale financing, offset partially by higher levels of operating lease financing. Ford Credit provided U.S. retail financing for 1,235,000 new and used vehicles compared with 1,210,000 vehicles in the first half of 1994. Ford Credit also provided wholesale financing for 79.2% of Ford Motor Company factory sales to U.S. car and truck dealers during the first half of 1995, compared with 80.1% in the same period last year.

<PAGE 8>
INFORMATION CONCERNING FORD - NEWS RELEASE DATED JULY 19, 1995

FORD LOGO                   Global News            Communications

                                                   Ford Motor Company
                                                   The American Road
                                                   Room 904
                                                   Dearborn, Michigan 48121
                                                   Telephone: (313)322-9600
                                                   Fax: (313)845-0570
                                                        (313)337-1764





FOR RELEASE AT 8 A.M. (EASTERN) WEDNESDAY, JULY 19


Contact: Media Inquiries    Broadcast Media     Stockholder Inquiries
         Terry Bresnihan    Lin Cummins         (313) 845-8540
         (313) 322-9600     (313) 322-9600


FORD EARNS $1.6 BILLION IN QUARTER

     DEARBORN, Mich., July 19 -- Increasing market shares around the world, along with improved profit performance in Europe and another solid quarter in Financial Services, gave Ford Motor Company a strong overall showing in the second quarter of 1995.

    Ford earned $1.6 billion or $1.45 per share of common and Class B stock in the second quarter. The results, which represent Ford's third best second quarter ever, are up slightly from the first quarter but down from the record level of $1.7 billion or $1.63 per share in the second quarter of 1994. The earnings decline reflects a decrease in U.S. automotive profits, primarily as a result of lower unit volumes.

    Industry sales varied by region, with a modest fall-off in the U.S. and a small increase in Europe. In most major regions, however, Ford's market shares were higher, reflecting the acceptance and success of the company's leading products.

    "Ford's excellent market share performance tells me that, even in uncertain economic conditions, customers are showing preference for our company's cars and trucks," said Alex Trotman, chairman and chief executive officer. "Our products are providing our customers around the globe with what they want in a vehicle, at prices they consider to be good value."

<PAGE 9>
                                    -2-

SUMMARY OF SECOND-QUARTER 1995 COMPARED WITH 1994

Overview
- --------

- - Total earnings were $1.57 billion, compared with $1.71 billion.
- -  Earnings per share were $1.45, compared with $1.63 per share.
- - Worldwide sales and revenues were $36.4 billion, compared with $33.8 billion.

Automotive
- ----------

- - Net income from worldwide automotive operations was $1.1 billion, compared with $1.2 billion. After-tax return on sales was 3.7 percent, compared with 4.3 percent.
- - Net income from U.S. automotive operations was $663 million, compared with $888 million. After-tax return on sales was
   3.4 percent, compared with 4.6 percent.
- - Net income from automotive operations outside the U.S. was $437 million, compared with $314 million. After-tax return on sales was 4.3 percent, compared with 3.5 percent.

Financial Services Group
- ------------------------

- - The Financial Services Group earned $472 million, compared with $509 million.
- -  Ford Credit earned $341 million, compared with $368 million.
- - Associates Corp. of North America earned $173 million, compared with $142 million.
- -  USL Capital earned $30 million, compared with $27 million.

Sales and Market Share
- ----------------------

- - Worldwide vehicle unit sales were 1,811,000, compared with 1,850,000 units.
- - Combined car and truck share in the U.S. was 26.2 percent, compared with 25 percent.
- - Combined car and truck share in Europe was 12.2 percent, compared with 11.9 percent.

Balance Sheet
- -------------

- - Stockholders' equity was $25.2 billion, compared with $18.4 billion at mid-year 1994.
- - Automotive cash and marketable securities were $14 billion, compared with $13.7 billion.
- -  Automotive debt was $6.9 billion, compared with $7.3 billion.
- - Automotive net cash was $7.1 billion, compared with $6.4 billion.
- - Capital spending was $1.9 billion, equal to $1.9 billion in the year-ago quarter.

<PAGE 10>
                                  -3-

AUTOMOTIVE OPERATIONS

     Net income from worldwide automotive operations was $1.1 billion in the second quarter, down $102 million from the second quarter of 1994. The after-tax return on sales was 3.7 percent, down from 4.3 percent a year earlier.

     Outside the U.S., Ford's second-quarter profits improved, primarily because of higher earnings in Europe reflecting higher volumes and improved margins. Automotive operations outside the U.S. earned $437 million in the second quarter of 1995, up
$123 million from the year-ago quarter. In Europe, Ford earned $319 million, up $152 million from a year earlier.

     In the U.S., increased revenue from solid market share gains was offset by the effects of lower industry sales and dealer inventories, as well as unfavorable exchange rate changes. In the U.S., Ford earned $663 million for the quarter, down $225 million from a year ago.

     Lower production, investment in major product introductions and the continued effect of exchange rates are expected to dampen automotive returns into the second half of this year.

     "Our worldwide automotive margins are below where we want them to be and will continue to be under pressure, but I'm confident we're going to fix that over time," Trotman said. "In the meantime, it's important to remember that our management objectives are broader than quarter to quarter. Our overall strategy is focused on investing in the long-term competitiveness and profitability of the company."

     Trotman said the business environment is becoming more competitive each year. "But we're up to the challenge. We are concentrating on driving cost out of our system, even as we continue to invest heavily in new products and powertrains that will stand us in good stead in the years ahead."

     Trotman stressed that the company is determined to put best-in-class vehicles on the road, offering the features, quality and excitement that win and retain customers. "Our goal is to provide great products that represent the best value a customer can find. And our investment in that goal today will put Ford in an even stronger competitive position tomorrow."

<PAGE 11>
                                 -4-

     Trotman noted that the company already is enjoying success in its objective. "Products are the heart and soul of this company and the product story at Ford continues to be one of growing popularity and leadership," Trotman said.

     In the U.S., Ford continues to be the preeminent force in trucks, holding three of the four top-selling spots through the second quarter, including F-Series as the best-seller.

     Ford held six of the top ten spots among all vehicles, as well, including F-Series, Taurus, Explorer, Ranger, Escort and Windstar. Contour and Mystique also had their best quarter ever, and in total Ford was up 1.2 points in combined car and truck share.

     Ford also enjoyed overall market share success in Europe, where combined car and truck share was 12.2 percent, up from
11.9 percent a year earlier, largely on the strength of the Escort and Scorpio. In Germany, Ford's share was up 1.5 percentage points for the quarter.

FINANCIAL SERVICES

     The Financial Services Group earned $472 million in the second quarter, down $37 million from a year ago, when profits included $31 million from the sale of Ford Credit's interest in Manheim Auctions.

     This was a record for any quarter at The Associates with earnings of $173 million. It was a record second quarter for Ford Credit, excluding the Manheim sale a year ago, with profits of $341 million, and a record second quarter for USL Capital, with earnings of $30 million.

     "Our Financial Services Group had another strong profit in the second quarter, with records set in several components,"
Trotman said. "The Group continues to turn in impressive results quarter after quarter."

                            # # #
7-19-95

<PAGE 12>

                        Ford Motor Company and Subsidiaries

                                     HIGHLIGHTS
                                     ----------



                                         Second Quarter             First Half
                                      --------------------     --------------------

                                        1995        1994         1995        1994
                                      --------    --------     --------    --------
Worldwide vehicle unit sales of
 cars and trucks (in thousands)
- - United States                         1,082       1,108        2,169       2,175
- - Outside United States                   729         742        1,412       1,395
                                        -----       -----        -----       -----
   Total                                1,811       1,850        3,581       3,570
                                        =====       =====        =====       =====

Sales and revenues (in millions)
- - Automotive                          $29,861     $28,375      $58,462     $54,445
- - Financial Services                    6,528       5,397       12,710       9,729
                                      -------     -------      -------     -------
   Total                              $36,389     $33,772      $71,172     $64,174
                                      =======     =======      =======     =======

Net income (in millions)
- - Automotive                          $ 1,100     $ 1,202      $ 2,241     $ 2,175
- - Financial Services                      472         509          881         440*
                                      -------     -------      -------     -------
   Total                              $ 1,572     $ 1,711      $ 3,122     $ 2,615
                                      =======     =======      =======     =======

Capital expenditures (in millions)
- - Automotive                          $ 1,819     $ 1,839      $ 3,950     $ 3,480
- - Financial Services                       80          62          147         121
                                      -------     -------      -------     -------
   Total                              $ 1,899     $ 1,901      $ 4,097     $ 3,601
                                      =======     =======      =======     =======

Stockholders' equity at June 30
- - Total (in millions)                 $25,240     $18,422      $25,240     $18,422
- - After-tax return on Common and
   Class B stockholders' equity          28.3%       46.6%        29.5%       37.0%

Automotive cash, cash equivalents,
 and marketable securities at
 June 30 (in millions)                $14,011     $13,665      $14,011     $13,665

Automotive debt at June 30
 (in millions)                        $ 6,866     $ 7,263      $ 6,866     $ 7,263

Automotive after-tax return on sales      3.7%        4.3%         3.9%        4.0%

Shares of Common and Class B Stock
 (in millions)
- - Average number outstanding            1,040       1,005        1,033       1,002
- - Number outstanding at June 30         1,074       1,009        1,074       1,009

<PAGE 13>
AMOUNTS PER SHARE OF COMMON AND
 CLASS B STOCK AFTER PREFERRED
 STOCK DIVIDENDS

Income
- - Automotive                          $  0.99     $  1.12      $  2.03     $  2.03
- - Financial Services                     0.46        0.51         0.86        0.44
                                      -------     -------      -------     -------
   Total                              $  1.45     $  1.63      $  2.89     $  2.47
                                      =======     =======      =======     =======

Income assuming full dilution         $  1.30     $  1.44      $  2.59     $  2.20

Cash dividends per share of Common
 and Class B Stock                    $  0.31     $ 0.225      $  0.57     $ 0.425


- - - - - -
*Includes a loss of $440 million related to the disposition of Granite Savings Bank (formerly First Nationwide Bank)

Segment results for 1994 have been adjusted to reflect reclassification of certain tax amounts to conform with the 1995 presentation.

<PAGE 14>

                                           Ford Motor Company and Subsidiaries

                                                   VEHICLE UNIT SALES
                                                   ------------------
                                       For the Periods Ended June 30, 1995 and 1994
                                                     (in thousands)




                                                          Second Quarter                      First Half
                                                   ---------------------------        -------------------------
                                                      1995             1994              1995           1994
                                                   ----------       ----------        ----------      ---------
North America
United States
 Cars                                                   447               527             956             1,036
 Trucks                                                 635               581           1,213             1,139
                                                      -----             -----           -----             -----
  Total United States                                 1,082             1,108           2,169             2,175

Canada                                                   67                86             132               150
Mexico                                                    7                25              18                45
                                                      -----             -----           -----             -----

  Total North America                                 1,156             1,219           2,319             2,370

Europe
Britain                                                 162               164             266               289
Germany                                                 114                99             232               209
Italy                                                    56                52             108               106
Spain                                                    48                45              96                82
France                                                   40                51              84                94
Other countries                                          77                79             154               150
                                                      -----             -----           -----             -----

  Total Europe                                          497               490             940               930

Other international
Brazil                                                   46                43             108                77
Australia                                                35                32              66                57
Taiwan                                                   35                24              63                56
Japan                                                    14                11              30                24
Argentina                                                11                14              21                24
Other countries                                          17                17              34                32
                                                      -----             -----           -----             -----

  Total other international                             158               141             322               270
                                                      -----             -----           -----             -----


Total worldwide vehicle unit sales                    1,811             1,850           3,581             3,570
                                                      =====             =====           =====             =====


Vehicle unit sales are reported worldwide on a "where sold" basis and include sales of all Ford-badged units, as well as units manufactured by Ford and sold to other manufacturers.

Second Quarter 1994 and First Half 1994 unit sales have been restated to reflect the country where sold and to include sales of all Ford-badged units. Previously, factory unit sales were reported in North America on a "where sold" basis and overseas on a "where produced" basis. Also, Ford-badged unit sales of certain unconsolidated subsidiaries (primarily Autolatina -- Brazil and Argentina) were not previously reported.

<PAGE 15>

                                           Ford Motor Company and Subsidiaries

                                            CONSOLIDATED STATEMENT OF INCOME
                                            --------------------------------

                                         For the Periods Ended June 30, 1995 and 1994
                                                       (in millions)

                                                         Second Quarter                      First Half
                                                   -------------------------         -------------------------
                                                     1995             1994             1995             1994
                                                   --------         --------         --------         --------

AUTOMOTIVE
Sales                                              $29,861          $28,375          $58,462          $54,445

Costs and expenses (Note 2)
Costs of sales                                      26,503           25,000           51,984           48,245
Selling, administrative, and other expenses          1,584            1,409            2,922            2,675
                                                   -------          -------          -------          -------
  Total costs and expenses                          28,087           26,409           54,906           50,920

Operating income                                     1,774            1,966            3,556            3,525

Interest income                                        216              163              423              291
Interest expense                                       174              163              340              339
                                                   -------          -------          -------          -------
  Net interest income/(expense)                         42                0               83              (48)
Equity in net income of affiliated companies            19               42               39              109
Net expense from transactions with
 Financial Services                                    (36)             (11)             (59)             (19)
                                                   -------          -------          -------          -------

Income before income taxes - Automotive              1,799            1,997            3,619            3,567

FINANCIAL SERVICES
Revenues                                             6,528            5,397           12,710            9,729

Costs and expenses
Interest expense                                     2,344            1,668            4,511            3,266
Depreciation                                         1,600            1,197            3,121            2,100
Operating and other expenses                         1,292            1,223            2,628            2,047
Provision for credit and insurance losses              443              409              865              753
Loss on disposition of Granite Savings Bank
 (formerly First Nationwide Bank)                        -                -                -              475
                                                   -------          -------          -------          -------
  Total costs and expenses                           5,679            4,497           11,125            8,641
Net revenue from transactions with Automotive           36               11               59               19
                                                   -------          -------          -------          -------

Income before income taxes - Financial Services        885              911            1,644            1,107
                                                   -------          -------          -------          -------

<PAGE 16>

TOTAL COMPANY
Income before income taxes                           2,684            2,908            5,263            4,674

Provision for income taxes                           1,053            1,161            2,041            1,986
                                                   -------          -------          -------          -------

Income before minority interests                     1,631            1,747            3,222            2,688

Minority interests in net income of subsidiaries        59               36              100               73
                                                   -------          -------          -------          -------

Net income                                           1,572            1,711            3,122            2,615

Preferred stock dividend requirements                   69               72              141              144
                                                   -------          -------          -------          -------

Income attributable to Common and Class B Stock    $ 1,503          $ 1,639          $ 2,981          $ 2,471
                                                   =======          =======          =======          =======

Average number of shares of Common and Class B
 Stock outstanding                                   1,040            1,005            1,033            1,002

AMOUNTS PER SHARE OF COMMON STOCK AND CLASS B
 STOCK AFTER PREFERRED STOCK DIVIDENDS

Income                                             $  1.45          $  1.63          $  2.89          $  2.47
                                                   =======          =======          =======          =======

Income assuming full dilution                      $  1.30          $  1.44          $  2.59          $  2.20

Cash dividends                                     $  0.31          $ 0.225          $  0.57          $ 0.425

The accompanying notes are part of the financial statements.

<PAGE 17>

                                          Ford Motor Company and Subsidiaries

                                               CONSOLIDATED BALANCE SHEET
                                               --------------------------
                                                      (in millions)

                                                                                   June 30,           December 31,
                                                                                     1995                 1994
                                                                                 ------------         ------------
ASSETS                                                                            (unaudited)
Automotive
Cash and cash equivalents                                                          $  8,381             $  4,481
Marketable securities                                                                 5,630                7,602
                                                                                   --------             --------
   Total cash, cash equivalents, and marketable securities                           14,011               12,083

Receivables                                                                           3,100                2,548
Inventories (Note 3)                                                                  6,841                6,487
Deferred income taxes                                                                 3,059                3,062
Other current assets                                                                  1,851                2,006
Net current receivable from Financial Services                                          347                  677
                                                                                   --------             --------
   Total current assets                                                              29,209               26,863

Equity in net assets of affiliated companies                                          3,496                3,554
Net property                                                                         29,200               27,048
Deferred income taxes                                                                 4,305                4,146
Other assets                                                                          6,772                6,760
                                                                                   --------             --------
   Total Automotive assets                                                           72,982               68,371

Financial Services
Cash and cash equivalents                                                             2,245                1,739
Investments in securities                                                             6,961                6,105
Net receivables and lease investments                                               143,527              130,356
Other assets                                                                         14,093               12,783
                                                                                   --------             --------
   Total Financial Services assets                                                  166,826              150,983
                                                                                   --------             --------

   Total assets                                                                    $239,808             $219,354
                                                                                   ========             ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive
Trade payables                                                                     $ 11,222             $ 10,777
Other payables                                                                        1,933                2,624
Accrued liabilities                                                                  12,925               11,599
Income taxes payable                                                                    996                  316
Debt payable within one year                                                            796                  155
                                                                                   --------             --------
   Total current liabilities                                                         27,872               25,471

Long-term debt                                                                        6,070                7,103
Other liabilities                                                                    25,890               24,920
Deferred income taxes                                                                 1,188                  948
                                                                                   --------             --------
   Total Automotive liabilities                                                      61,020               58,442

Financial Services
Payables                                                                              2,878                2,361
Debt                                                                                136,496              123,713
Deferred income taxes                                                                 3,540                2,958
Other liabilities and deferred income                                                 8,311                7,669
Net payable to Automotive                                                               347                  677
                                                                                   --------             --------
   Total Financial Services liabilities                                             151,572              137,378

<PAGE 18>

Preferred stockholders' equity in a subsidiary company                                1,976                1,875

Stockholders' equity
Capital stock
 Preferred Stock, par value $1.00 per share (aggregate
  liquidation preference of $2.8 billion and $3.4 billion)                                *                    *
 Common Stock, par value $1.00 per share (1,004 and 952 million shares issued)        1,004                  952
 Class B Stock, par value $1.00 per share (71 million shares issued)                     71                   71
Capital in excess of par value of stock                                               5,440                5,273
Foreign currency translation adjustments and other                                    1,158                  189
Earnings retained for use in business                                                17,567               15,174
                                                                                   --------             --------
   Total stockholders' equity                                                        25,240               21,659
                                                                                   --------             --------

   Total liabilities and stockholders' equity                                      $239,808             $219,354
                                                                                   ========             ========

- - - - - -
*Less than $1 million

The accompanying notes are part of the financial statements.

<PAGE 19>

                                          Ford Motor Company and Subsidiaries

                                     CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                     ----------------------------------------------

                                       For the Periods Ended June 30, 1995 and 1994
                                                       (in millions)


                                                                         First Half 1995          First Half 1994
                                                                      ----------------------   ---------------------
                                                                                   Financial                Financial
                                                                      Automotive   Services    Automotive   Services
                                                                      ----------   ---------   ----------   --------
                                                                           (unaudited)               (unaudited)
Cash and cash equivalents at January 1                                $  4,481     $  1,739    $  5,667     $  2,555

Cash flows from operating activities before securities trading           6,058        6,373       8,134        4,532
Net sales/(purchases) of trading securities                              1,980          285      (1,279)         180
                                                                      --------     --------    --------     --------

   Net cash flows from operating activities                              8,038        6,658       6,855        4,712

Cash flows from investing activities
 Capital expenditures                                                   (3,950)        (147)     (3,480)        (121)
 Acquisitions of receivables and lease investments                           -      (50,981)          -      (45,614)
 Collections of receivables and lease investments                            -       35,105           -       29,523
 Net acquisitions of daily rental vehicles                                   -       (1,894)          -       (1,134)
 Purchases of securities                                                   (41)      (3,533)       (113)      (6,395)
 Sales and maturities of securities                                         33        2,713         235        6,247
 Proceeds from sales of receivables and lease investments                    -          634           -        1,530
 Investing activity with Financial Services                               (839)           -          15            -
 Other                                                                     179         (109)        228         (466)
                                                                      --------     --------    --------     --------

   Net cash used in investing activities                                (4,618)     (18,212)     (3,115)     (16,430)


Cash flows from financing activities
 Cash dividends                                                           (729)           -        (569)           -
 Issuance of Common Stock                                                  218            -         294            -
 Changes in short-term debt                                                696        4,207        (735)       7,010
 Proceeds from issuance of other debt                                        0       12,301         128       11,234
 Principal payments on other debt                                         (207)      (5,531)        (41)      (7,156)
 Financing activity with Automotive                                          -          839           -          (15)
 Receipts from annuity contracts                                             -          247           -          519
 Other                                                                       6          118           0         (552)
                                                                      --------     --------    --------      -------

   Net cash (used in)/provided by financing activities                     (16)      12,181        (923)      11,040

Effect of exchange rate changes on cash                                    166          209         346          149
Net transactions with Automotive/Financial Services                        330         (330)       (416)         416
                                                                      --------     --------    --------     --------


   Net increase/(decrease) in cash and cash equivalents                  3,900          506       2,747         (113)
                                                                      --------     --------    --------     --------


Cash and cash equivalents at June 30                                  $  8,381     $  2,245    $  8,414     $  2,442
                                                                      ========     ========    ========     ========


The accompanying notes are part of the financial statements.

<PAGE 20>

                              Ford Motor Company and Subsidiaries

                                 NOTES TO FINANCIAL STATEMENTS
                                 -----------------------------
                                           (unaudited)


1. Financial Statements - The financial data presented herein are unaudited, but in the opinion of management reflect those adjustments necessary for a fair presentation of such information. Results for interim periods should not be considered indicative of results for a full year. Reference should be made to the financial statements contained in the registrant's Annual Report on Form 10-K (the "10-K Report") for the year ended December 31, 1994. For purposes hereof, "Ford" or the "Company" means Ford Motor Company and its majority-owned subsidiaries unless the context requires otherwise. Certain amounts for prior periods have been reclassified to conform with presentations adopted in 1995.


2.  Selected Automotive costs and expenses are summarized as follows
    (in millions):

                      Second Quarter           First Half
                    ------------------     ------------------
                     1995        1994       1995        1994
                    ------      ------     -----        -----

    Depreciation     $605        $564      $1,194      $1,145
    Amortization      629         582       1,341       1,124


3.  Automotive inventories are summarized as follows (in millions):

                                 June 30,          December 31,
                                   1995               1994
                                 --------          ------------
    Raw materials, work
     in process and supplies     $3,261              $3,192
    Finished products             3,580               3,295
                                 ------              ------
       Total inventories         $6,841              $6,487
                                 ======              ======

    U.S. inventories             $2,751              $2,917

<PAGE 21>

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


                              EXHIBITS



Designation               Description                Method of Filing
- -----------               -----------                ----------------


Exhibit 27                Financial Data Schedule    Filed with this Report.








                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.


                                              FORD MOTOR CREDIT COMPANY
                                                     (Registrant)


Date:  July 24, 1995                          By:/s/R. P. Conrad
                                                 -----------------
                                                    R. P. Conrad
                                                    Assistant Secretary

<PAGE 22>


                                EXHIBIT INDEX

Designation                   Description
- -----------                   -----------

Exhibit 27                Financial Data Schedule